SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT




This agreement is effective as of July 1, 2000.

PARTIES. The parties to this agreement are Jason G. Otteson of Huntsville, Texas and Sportan United Industries, Inc., a Texas corporation, whose present address for services is 3170 Old Houston Road, Huntsville, Texas 77340.

RECITALS:

1. Otteson wishes to contribute absolutely certain relationships with known civic personages, and his certain title and interest in certain projects in progress, his contacts, name and reputation into Sportan, in exchanged for shares of Sportan and signing bonus.

2. Otteson wishes to enter into an employment contract with Sportan in order to make operational said projects in progress and the future business of the Company.

     Now, therefore, in consideration of the terms and conditions herein set forth, it is hereby agreed.


AGREEMENTS


1. Sportan issues Otteson a warrant to purchase 250,000 shares of common stock at an exercise price of $ .10 per share, expiring July 1, 2005.

2.   Sportan   grants  Otteson  a  signing  bonus  to  be  paid  on  demand  for
     $100,000.00. The balance to be booked as loan earning 12% interest until paid.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT


EMPLOYMENT  AGREEMENT

Parties are Jason G. Otteson (Executive) and Sportan United Industries, Inc. (Employer).

RECITALS:

Executive wishes to be employed by Employer and Employer wishes to employ Executive. Employer desires assurance of the continued associates and services of Executive in order to retain his experience, skills, abilities, background and knowledge and is therefore willing to engage his services on the terms and conditions set forth below.

Now, therefore in consideration of the terms and conditions herein set forth it is hereby agreed.

AGREEMENT:

1.   EMPLOYEE'S  DUTIES  AND  AUTHORITY
     1.1. Executive shall be the CEO of Employer, and shall provide services and conduct the business of Employer in full compliance with the laws of whatever States the Company is doing business, with Employer's By-Laws and policies and directives set by the Board of Directors (herein referred to as the "Board").

2.   RESTRICTIONS  ON  OUTSIDE  BUSINESS  ACTIVITIES
     2.1. During his employment, Executive shall devote as much of his energies, interest, abilities and productive time to the performance of his agreement and shall in his opinion be satisfactory for the success of the Employer. The Employer would expect that the Executive would not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this agreement. Notwithstanding the foregoing, Executive is specifically authorized to engage in reasonable technical consulting services, which require his unique skills and contracts as he sees fit.

     2.2. During the employment term, Executive shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise; promote, participate or engage in any activity, which would damage or otherwise be directly competitive with Employer's business without written notification to the Board.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT


3.   CONSULTING  SERVICES
     3.1. Following the employment term (unless terminated for cause), Executive agrees to provide his services as an advisor and consultant to Employer so that Employer may benefit from his experience. During this time, Executive shall be an independent contractor and Employer shall only request Executive's services at such times and places which are in the best interest of Employer and Executive, and do not reasonably interfere with Executive's other business commitments which he may have accepted during that period. While an advisor and consultant, Executive shall be entitled to continue to receive all executive benefits provided for in this agreement. During the consulting term and for a period of three (3) years thereafter, Executive shall not compete, directly or indirectly, with Employer in the business of the Company. In exchange for this commitment to provide consulting services as described in this paragraph, the Executive will be guaranteed a minimum of 65 days of consulting fees per year for a period of five (5) years from the date of termination, for a fee of not less than his average daily cash salary at the time of termination, but not less than $1000 per day.

4.   TERM  OF  EMPLOYMENT
     4.1. Subject  to  earlier   termination  as  provided  in  this  agreement,
          Executive shall be employed for a term beginning July 01, 2000 and ending June 30, 2003.

5.   PLACE  OF  EMPLOYMENT
     5.1. Unless the parties agree otherwise in writing, Executive shall perform his services primarily from offices in Huntsville, Texas.

          The Executive, subject to acceptance by the Board, will approve any relocation of the Executive's headquarters.

6.   COMPENSATION
     6.1. Executive's base annual salary during the term of the agreement shall be $102,000 or as otherwise agreed to by the Board from time to time, provided that:

          6.1.1. Executive's base salary shall be not less than the base salary set forth herein above in this paragraph, and


          6.1.2 At the discretion of the Board, the base salary may be paid as follows: in cash, never less than 50% of the full salary, with the balance in promissory notes at 100% of the remaining unpaid cash value of his salary bearing interest at 12% per annum until paid and in shares of Company common stock ("Shares") representing the remaining unpaid cash value of his salary, valued at the current fair market value.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT


          6.1.3. In addition, to his base salary, Executive shall receive the following compensation:

                    1) An option to purchase 750,000 shares of Company common stock at an exercise price equal to the fair market value of the shares on the date of grant, expiring in five years, vesting as follows: (i) 250,000 shares on July 1, 2001, (ii) 250,000 shares on July 1, 2002, and
                         (iii) 250,000 shares on July 1, 2003.


                    2) A bonus of payable in cash or shares the Company's choice equal to 1% of the Company revenues plus 2% of the Company's net income, payable at the end of each year.

                    3) A bonus payable in cash or shares at his choice equal 3% of all funding secured into Sportan.


          6.1.4. Executive's base salary shall be reviewed by the Board at intervals of not less than 12 months to determine what adjustments should be made, if any, with consideration being given to the scope and level of his responsibilities, his performance and Sportan's financial condition. Executive's salary may be increased, but not reduced without Executive's consent. Executive understands that the payment of cash compensation for his services depends on Sportan's acquisition of sufficient operating capital through various means.

          6.1.5. If Executive is terminated without cause, prior to the end of this agreement, then any accrued salary payable during the term of this agreement shall become immediately due and payable and shall be an amount not less than two (2) years annual salary at the then current rate of compensation. If Employer is still unable to pay Executive's accrued compensation in whole or in part due to lack of funds, such unpaid compensation shall accrue with interest at 12% per annum for the date of termination and become all due and payable upon receipt of sufficient funds, but not later than 12 months following Executive's termination.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT


7.   DEATH  OR  DISABILITY  COMPENSATION
     7.1. If Executive dies or becomes permanently disabled so that he is unable to substantially perform the duties prescribed herein, payment of salary as specified in Section 6 for the remainder of the employment term shall be provided. Employer agrees to pay Executive or his estate, the then current salary payable of the remaining term of this agreement, or for a period of two (2) years, whichever first occurs. If Employer is unable to pay Executive's termination compensation due to lack of funds, such compensation shall accrue with interest at 10% per annum and become all due and payable by Employer upon receipt of sufficient funds, but not later than 12 months following Executive's termination. If all of said compensation cannot be paid at one time, Employer may make payments as funds become available.

8.   EXECUTIVE  BONUS
     8.1. Employer shall pay Executive the bonus set forth in Section 6.1.3 (2) three months after the close of Employer's fiscal year. Net income shall be defined for purposes of this provision as net income after all expenses of every nature have been considered, but before taxes, as determined by the firm of certified public accountants retained by Employer and in accordance with sound accounting principals.

9.   EXECUTIVE  BENEFITS
     9.1. During the employment term, Executive shall be entitled to be paid vacation of 30 working days per year. Employer agrees to include Executive under Employers group life insurance coverage in an amount not less than two (2) times Executive's annual salary and to include Executive and his family under Employer's group medical insurance coverage and dental coverage commencing November 1, 2000.

10.  EXPENSES
     10.1.During the employment term, Employer shall pay for or promptly reimburse Executive for reasonable business expenses incurred in connection with Employer's business, including travel expenses, food lodging and rental vehicle while away from home.

11.  INDEMNIFICATION  BY  EMPLOYER
     11.1.Employer shall, to the maximum extent permitted by law,  indemnify and hold Executive harmless against expenses, including reasonable attorney's fees and costs, judgments, fines, settlements, and other amounts actually and reasonable incurred in connection with any proceeding arising by reason of Executive's employment by Employer. Employer shall pay directly or advance to Executive any expenses incurred in defending any such proceeding. Employer shall use its best efforts to obtain liability insurance for Directors and Officers during the term of this contract.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT


12.  TERMINATION
     12.1.Either Employer or Executive may terminate this agreement at any time without notice if the other commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his or its duties under this agreement, or acts in any way that has a direct, substantial, and adverse effect on either's business reputation. If the Employer is the guilty entity, the Executive will be entitled to the benefits specified as if he were terminated without cause, as provided in
          Section 6 Salary.

13.  TERMINATION  THROUGH  CHANGE  OF  CONTROL  OF  COMPANY
     13.1.If a change of  control  of Sportan  should  occur  during the term of this agreement, the provisions of this paragraph will become operative. For the purpose of this agreement, a Change of Control of Sportan shall be deemed to have occurred if (a) any "persons" (defined for this purpose as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities of Sportan representing more than 35% of the combined voting power of Sportan's then outstanding securities, or (ii) during any period of 24 consecutive months, individuals who, at the beginning of such period constitute the Board of Sportan cease to constitute at lease a majority thereof, unless the election, or the nomination of election to Sportan's shareholders, of each new director is made by directors still in office who were directors at the beginning of the period or directors elected and nominated as set forth herein.

     13.2.If, within two (2) years after a Change of Control of Sportan,  either
          (1) Executive's employment is terminated by Sportan for any reason other than disability or cause, or (2) Executive terminates his employment for Good Cause, Sportan shall pay Executive the following, not later than the 15th day after the date Executive's employment is terminated:

          13.2.1. A lump sum severance payment equal to 1.5 times the sum of (a) Executive's base annual salary at the highest rate in effect during the year immediately preceding the date on which Executive's employment is terminated, and (b) the greater of the amount of any incentive, bonus or other cash (non salary) compensation that was paid to Executive during the twelve months immediately preceding the Change of Control, and

          13.2.2. A cash payment equal to the amount by which the greater of (a) the closing price of Sportan's common stock on the day before the date of Executive's employment terminates, or (b) the highest bid and asked for price during the twelve months immediately preceding the date of the Executive's employment termination, or
               (c) the amount to which the highest price per share actually paid in connection with the Change of Control of Sportan exceeds the per share exercise of each stock option held by Executive on the day before the date Executive's employment terminates, multiplied by the number of shares covered by each such option, in exchange for which payment Executive will surrender all such options to Sportan without exercising them. At the Executive's option, the company will buy back all or part of his shares.

          13.2.3. Executive may terminate his employment for Good Reason within two (2) years after a Change of Control of Sportan if:

          13.2.4. Sportan reduces Executive's base annual salary as in effect on the day preceding the Change of Control of Sportan, or

          13.2.5. Sportan fails to continue in effect any compensation, benefits, perquisites, stock options, or any other plan that was in effect and which Executive was participating in or was entitled to participate in on the day preceding the Change of Control of Sportan, or

          13.2.6. Sportan fails to continue to provide Executive with an office an appropriate support services at least equivalent to those provided on the day preceding the Change of Control of Sportan, or

          13.2.7. Sportan modifies the nature and status of Executive's responsibilities from those in effect immediately prior to the Change of Control of Sportan without an appropriate increase in salary, or

          13.2.8. Sportan requires Executive, without his consent, to be based anywhere other than the metropolitan area in which Executive's office is located immediately prior to the Change of Control of Sportan.

14.  TERMINATION  BY  RESIGNATION
     14.1.Executive may terminate this agreement by giving Employer ninety days prior written notice of resignation, with an agreement to step down earlier if an adequate replacement can be found in shorter period of time. This termination is independent and exclusive of the criteria specified under Section 13, Termination through Change of Control of the Company.

15.  NON  DISCLOSURE  OF  CONFIDENTIAL  INFORMATION
     15.1.In the course of his employment, Executive may have access to confidential information and trade secrets relating to Employer's business. Except as required in the course of his employment by Employer, Executive will not, without Employer's prior consent, either during this employment or consulting period by Employer or for five
          (5) years after termination of that employment, provide directly or indirectly to any third person any such confidential information or trade secrets. Executive also agrees to execute any non-disclosure agreement as may be required from time to time.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT


16.  ARBITRATION
     16.1.Any   controversy  or  claim  arising  out  of  or  relating  to  this agreement, or breach of this agreement, shall be settled by binding and non-appealable arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association in Houston, Texas. There shall be three arbitrators, one to be chosen by each party, and the third arbitrator to be chosen by each of the said arbitrators. Each party shall pay the fees of its selected arbitrator and attorneys, the expenses of its witnesses, and all other expenses connected with presenting its case. Other costs of the arbitration including administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be come equally by the parties. The prevailing party may, in the decision of the majority of the panel of arbitrators, be awarded its or his costs, in whole or in part.

17.  INTEGRATION
     17.1.This agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including all prior employment agreements, whether or not fully performed by Executive before the date of this agreement. No amendments to this agreement may be made except by Board approval and with the concurrence of the Executive all of which must be in writing signed or otherwise ratified by both parties.

18.  LAW  GOVERNING  AGREEMENT
     18.1.The formation, construction and performance of this agreement shall be construed in accordance with the laws of the State of Texas.

19.  NOTICE
     19.1.Any notice to Employer required or permitted under this agreement shall be given in writing to Employer, either by personal services or by registered or certified mail, postage prepaid, addressed to the Chairman of the Board of Directors at its principal place of business. Any such notice to Executive shall be given in a like manner and addressed to Executive at his home address.

     19.2.For the purpose of determining compliance with any time limit in this agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the part to whom the notice is to be given. If the Executive is also the Chairman of the Board, the Executive will provide the required information to all Board members. The Secretary will document the Board's decisions and responses and sign agreements between the parties in the name of the Chairman.

SPORTAN  UNITED  INDUSTRIES
================================================================================
                                                            EMPLOYMENT AGREEMENT




20.  PARTIAL  INVALIDITY
     20.1.If any provision of this agreement is held invalid or unenforceable, the remainder of this agreement shall nevertheless remain in full force and effect if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.




SPORTAN UNITED INDUSTRIES                  JASON G. OTTESON


-----------------------------              -------------------------------------
       Signature                                       Signature

BY:                                        BY:   JASON  G.  OTTESON
   --------------------------                 ----------------------------------
TITLE:                                     TITLE:  CHIEF EXECUTIVE OFFICE "CEO"
      -----------------------                    -------------------------------